Exhibit 24
LIMITED POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby appoints each of Daniel Scher, Mark Kass and Brad Kamlet, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

	(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Neogenix Oncology, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and Schedules 13D and 13G in accordance with Section 13(d) and (g) of the Exchange Act and the rules thereunder;

	(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

	(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 and Section 13(d) and (g) of the Exchange Act.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D and 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	THIS LIMITED POWER OF ATTORNEY includes the text of Section 5.1513 of the New York General Obligations Law as Appendix I attached hereto, which is hereby incorporated by reference. This Limited Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Limited Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Limited Power of Attorney by referring to the date and subject hereof.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 24th day of June 2010.

			/s/ Myron Arlen
			---------------
			Myron Arlen